Exhibit 10.3

RIDER NO. 2 TO MASTER LEASE AGREEMENT

To and part of the Master Lease Agreement dated as of July 11, 2024 (the “Lease”), between UTICA LEASECO, LLC, its successors and assigns (“Lessor”) and FARADAY&FUTURE INC., a California corporation, its successors and permitted assigns (hereafter referred to both individually, and collectively (if more than one), as “Lessee”).

ADDITIONAL CONDITIONS PRECEDENT. In addition to the conditions precedent specified in Section 5 of the Lease, Lessor’s agreement to purchase and lease any Equipment under a Schedule is conditioned upon Lessor having received the following, in form and substance reasonably satisfactory to Lessor: The Master Lease Guaranty (the “Guaranty”), in form and substance satisfactory to Lessor, duly executed by (if more than one, collectively, the “Guarantor”):

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

If applicable, Lessee shall also deliver all original subleases for all or any part of the Equipment or Collateral, together with an assignment of all rights (but no obligations) by Lessee to Lessor thereunder.

Lessee:

FARADAY&FUTURE INC.,

a California corporation

By:	/s/ Chao Wang
Name:	Chao Wang
Title:	Vice President, Corporate Operations

Lessor:

UTICA LEASECO, LLC,

a Florida limited liability company

By:	/s/ Ryann Whitmore
Name:	Ryann Whitmore
Title:	Vice President